UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2023

Bank First Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	001-38676	39-1435359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

402 North 8th Street, Manitowoc, WI	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(920) 652-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective February 10, 2023, Bank First Corporation, a Wisconsin corporation (“BFC”) completed its previously-announced merger (the “Merger”) with Hometown Bancorp, Ltd., a Wisconsin corporation (“HTB”), pursuant to that certain Agreement and Plan of Merger by and between BFC and HTB, dated as of July 25, 2022 (the “Merger Agreement”).  At the closing, HTB merged with and into BFC, with BFC as the surviving corporation.  Following the Merger, HTB’s wholly-owned subsidiary bank, Hometown Bank, merged with and into BFC’s wholly-owned subsidiary bank, Bank First, N.A. (“Bank First”), with Bank First as the surviving bank and continuing its corporate existence under the name “Bank First, N.A.” (the “Bank Merger”, and together with the Merger, the “Mergers”).

Pursuant to the Merger Agreement, HTB shareholders are entitled to receive for each share of HTB common stock outstanding immediately prior to the Merger either (i) $29.16 in cash or (ii) 0.3962 of a share of BFC’s common stock, subject to customary proration and allocation procedures such that at least 70% of shares of HTB common stock will receive the stock consideration and no more than 30% of shares of HTB common stock will receive the cash consideration.  Each outstanding share of BFC common stock remained outstanding and was unaffected by the Mergers. As a result of the Mergers, BFC will issue approximately 1,450,272 shares of BFC common stock and pay approximately $15,372,728 in cash to former HTB shareholders.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to BFC's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of February 10, 2023, the board of directors (the “Board”) of BFC (i) increased the size of the Board from eleven to twelve directors and appointed Timothy J. McFarlane to serve as a member of the Boards of BFC and Bank First, and (ii) appointed Mr. McFarlane to serve as the President of BFC and Bank First.

Mr. McFarlane, age 56, began his banking career in 1988 as a Credit Analyst at Valley Bank in Oshkosh, Wisconsin. He joined Bank One in Fond du Lac, Wisconsin, in 1990 where he served as a Credit Analyst, Commercial Loan Officer, and Assistant Vice President of Business Banking. From 1995-2003, Mr. McFarlane served as Community Bank President at Associated Bank and was responsible for its Fond du Lac office, overseeing market growth from $8 million to $100 million. He was recognized as “Leader in Sales” for the Lakeshore Region of the bank and took the Fond du Lac branch from the bottom to the top production quartile. In 2003, Mr. McFarlane joined Hometown Bank in Fond du Lac where he served as President, Chief Executive Officer, and Chairman of the Board of Directors for the bank and holding company. He also served on the Loan, Asset Liability, and Audit and Compensation Committees. During his tenure, he led the successful acquisition of Farmers Exchange Bank in 2015 and United Community Bank in 2018, resulting in the addition of six new branch locations and over $240 million in assets. Under his leadership as President of Hometown Bank, the organization grew from $189 million to $654 million in assets. Mr. McFarlane is very active in the local community, having served on numerous organizations throughout his career. Mr. McFarlane graduated from the University of Wisconsin – Oshkosh with a Bachelor of Business Administration degree. As President of Bank First, he will be responsible for the Bank’s retail and business banking operations, in addition to overseeing the Marketing, Human Resources, Credit Administration, and Deposit and Loan Operations functions. He will play key role in determining the overall strategy of Bank First and ensuring the mission and core values of the organization are upheld while delivering value to the Bank’s employees, customers, shareholders, and communities.

There are no understandings or arrangements with any persons regarding the appointment of Mr. McFarlane to this position, there are no reportable related-party transactions with Mr. McFarlane, and there are no family relationships between him and any other officer or director of BFC. Additionally, Mr. McFarlane has not engaged in any transaction with BFC that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

In connection with his appointment as President of BFC and Bank First, effective as of February 10, 2023, BFC entered into a change in control agreement with Mr. McFarlane (the “CIC Agreement”). Pursuant to the CIC Agreement, if Mr. McFarlane is terminated without “cause” or resigns for “good reason”, in each case within one year following a “change in control” (as such terms are defined in the CIC Agreement), then Mr. McFarlane will receive: (i) a lump sum severance payment equal to three times his base salary; (ii) a lump sum amount equal to the average bonus received by Mr. McFarlane over the previous three years; and (iii) reimbursement of health insurance coverage premiums for three years, or until Mr. McFarlane becomes eligible for Medicare, subject to Mr. McFarlane’s execution and non-revocation of a general release of claims. In addition, Mr. McFarlane’s outstanding, unvested stock awards will become fully vested upon a change in control.

The foregoing description of the CIC Agreement is qualified in its entirety by the full text of the CIC Agreement, which will be filed as an exhibit to BFC’s Annual Report on Form 10-K for the period ending December 31, 2022.

Item 8.01	Other Events.

On February 13, 2023, BFC issued a press release announcing the completion of the Mergers. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of July 25, 2022, by and between Bank First Corporation and Hometown Bancorp, Ltd. (incorporated by reference to Exhibit 2.1 to Bank First Corporation’s Current Report on Form 8-K filed on July 26, 2022).

99.1	Press Release of Bank First Corporation dated February 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK FIRST CORPORATION

Date: February 13, 2023	By:	/s/ Kevin LeMahieu
Kevin LeMahieu
Chief Financial Officer